SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2011 (January 7, 2011)

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20341 Irvine Avenue, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

2677 N. Main Street, Suite 360, Santa Ana, California 92705

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2011, Kenneth Hill was appointed Vice President and Chief Operating Officer of Victory Energy Corporation (the “Company”).  Mr. Hill, age 47, previously served as interim CEO, Corporate Secretary and VP of Operations of Aus-Tex Exploration Inc., a U.S. subsidiary of an Australian oil and gas company, from June 2006 through November 2010, and as General Partner of Here We Go Again Partners, a venture capital firm with investments in the technology, energy and commercial real estate sectors, from February 2005 through June 2006.  Mr. Hill brings over 25 years of corporate leadership, business development and operational focused experience to the Company.  Mr. Hill attended Southwest Texas State University and has completed several executive MBA programs at the University of Texas, Austin.

On January 7, 2011, the Company entered into an Employment Agreement with Mr. Hill, wherein he agreed to serve as Vice President and Chief Operating Officer of the Company.  The term of the agreement began on January 10, 2011, and will end upon notice by either party.  Mr. Hill will receive a base annual salary of $180,000 per year and he will participate in the Company’s employee benefit plans made available to its executive officers generally.

There were no arrangements or understandings pursuant to which Mr. Hill was appointed as an officer.  There are no family relationships between Mr. Hill and any director or officer of the Company.  There are no related party transactions between the Company and Mr. Hill other than the Employment Agreement, dated January 7, 2011.

Effective January 7, 2011, Stanley Lindsey was appointed Vice President of Exploration and Development of the Company.  Mr. Lindsey, age 58, previously served as a consulting geologist for Sojen Petroleum Consulting, a petroleum consulting company, from November 2010 through December 2010, as Chief Geologist of Aus-Tex Exploration, a U.S. subsidiary of an Australian oil and gas company, from April 2008 through November 2010, as Gulf Coast Exploration Manager of Ameristate Exploration, an oil and gas exploration company, from April 2006 through April 2008, and as a private consultant for several companies from April 2000 through March 2006.  Mr. Lindsey brings to the Company over 30 years of experience in the oil and gas industry, including exploration, development, operations, acquisitions and divestitures.  Mr. Lindsey is a certified petroleum geologist by both the American Association and the American Institute of Petroleum Geologists.  Mr. Lindsey holds a Bachelor of Science degree in Geology from Stephen F. Austin State University.

On January 10, 2011, the Company entered into an Employment Agreement with Mr. Lindsey, wherein he agreed to serve as Vice President of Exploration and Development of the Company.  The term of the agreement began on January 10, 2011, and will end upon notice by either party.  Mr. Lindsey will receive a base annual salary of $180,000 per year and he will participate in the Company’s employee benefit plans made available to its executive officers generally.

There were no arrangements or understandings pursuant to which Mr. Lindsey was appointed as an officer.  There are no family relationships between Mr. Lindsey and any director or officer of the Company.  There are no related party transactions between the Company and Mr. Lindsey other than the Employment Agreement, dated January 10, 2011.

                A copy of the Company’s press release announcing the appointment of Mr. Hill and the appointment of Mr. Lindsey is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 8.01.              Other Events

On January 10, 2011, the Company announced that it had opened an office in Austin, Texas.  A copy of the Company’s press release announcing the opening of its Austin, Texas office is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

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Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits.

                                Exhibit No.             Description

99.1                         Press Release of Victory Energy Corporation dated January 10, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: January 14, 2011	By:	/s/ ROBERT J. MIRANDA
Robert Miranda
Interim Chief Executive Officer

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